                                     PART C

                                OTHER INFORMATION
                            WARBURG, PINCUS TRUST II

Item 23. Exhibits


Exhibit No.                Description of Exhibit
-----------                ----------------------
     a(1)                  Agreement and Declaration of Trust.(1)

     b(1)                  By-Laws.(1)

      (2)                  Amendment to By-Laws.(2)

     c                     Form of Share Certificates.(3)

     d                     Investment Advisory Agreements.(3)

     e                     Form of Distribution Agreement.(3)

     f                     Not applicable.

     g(1)                  Form of Custodian Services Agreement with PFPC Trust
                           Company.(4)

      (2)                  Form of Custodian Agreement between State Street
                           Bank and Trust Company and the Trust.(3)

      (3)                  Form of Sub-Custodian Services Agreement with PFPC
                           Trust Company and PNC Bank, National Association.(4)

     h(1)                  Form of Transfer Agency Agreement.(3)


--------
(1) Incorporated by reference to Registrant's Registration Statement on Form N-1A filed on January 2, 1997 (Securities Act File No. 333-19175).

(2) Incorporated by reference; material provisions of this exhibit are substantially similar to those of the corresponding exhibit to Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of Warburg, Pincus Capital Appreciation Fund filed on February 23, 1998 (Securities Act File No. 33-12344; Investment Company Act File No. 811-5041).

(3) Incorporated by reference to Pre-Effective Amendment No. 1 to Registrant's Registration Statement on Form N-1A filed on March 17, 1997 (Securities Act File No. 333-19175).

(4) Incorporated by reference; material provisions of this exhibit are substantially similar to those of the corresponding exhibit to Post-Effective No. 10 to the Registration Statement on Form N-1A of Warburg, Pincus Trust filed on April 16, 1999 (Securities Act File No. 33-58125; Investment Company Act File No. 811-07261).

      (2)                  Form of Co-Administration Agreement between
                           Counsellors Funds Service and the Trust.(3)

      (3)                  Form of Co-Administration Agreement between PFPC
                           Inc. and the Trust.(3)

      (4)                  Form of Participation Agreement.(3)

    i(a) Opinion and Consent of Willkie Farr & Gallagher, counsel to the Trust.

    j                      Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

    k                      Not applicable.

    l                      Form of Purchase Agreement.(3)

    m                      Not applicable.

    n                      Financial Data Schedules.

    o                      Not applicable.


Item 24. Persons Controlled by or Under Common Control with Registrant

                  From time to time, Warburg Pincus Asset Management, Inc. ("Warburg"), may be deemed to control the Trust and other registered investment companies it advises through its beneficial ownership of more than 25% of the relevant fund's shares on behalf of discretionary advisory clients. Warburg has seven wholly-owned subsidiaries: Counsellors Securities Inc., a New York corporation; Counsellors Funds Service, Inc., a Delaware corporation; Counsellors Agency Inc., a New York corporation; Warburg, Pincus Investments International (Bermuda), Ltd., a Bermuda corporation; Warburg, Pincus Asset Management, International, Inc., a Delaware corporation; Warburg Pincus Asset Management (Japan), Inc., a Japanese corporation; and Warburg Pincus Asset Management (Dublin) Limited, an Irish corporation.

Item 25.          Indemnification

                  Registrant and officers and directors of Warburg, Counsellors Securities Inc. ("Counsellors Securities") and Registrant are covered by insurance policies indemnifying them for liability incurred in connection with the operation of Registrant. Discussion of this coverage is incorporated by reference to Item 27 of Part C of the Trust's initial Registration Statement on Form N-1A filed on January 2, 1997.

Item 26. Business and Other Connections of
                  Investment Adviser

                  Warburg, a wholly owned subsidiary of Warburg, Pincus Asset Management Holdings, Inc., acts as investment adviser to Registrant. Warburg renders investment advice to a wide variety of individual and institutional clients. The list required by this Item 26 of officers and directors of Warburg, together with information as to their other business, profession, vocation or employment of a substantial nature during the past two years, is incorporated by reference to Schedules A and D of Form ADV filed by Warburg (SEC File No. 801-07321).

Item 27.          Principal Underwriter


                  (a) Counsellors Securities will act as distributor for Registrant, as well as for Warburg Pincus Balanced Fund; Warburg Pincus Capital Appreciation Fund; Warburg Pincus Cash Reserve Fund; Warburg Pincus Central & Eastern Europe Fund; Warburg Pincus Emerging Growth Fund; Warburg Pincus Emerging Markets Fund; Warburg Pincus Emerging Markets II Fund; Warburg Pincus European Equity Fund; Warburg Pincus Fixed Income Fund; Warburg Pincus Global Fixed Income Fund; Warburg Pincus Global Post-Venture Capital Fund; Warburg Pincus Global Telecommunications Fund; Warburg Pincus Growth & Income Fund; Warburg Pincus Health Sciences Fund; Warburg Pincus High Yield Fund; Warburg Pincus Institutional Fund; Warburg Pincus Intermediate Maturity Government Fund; Warburg Pincus International Equity Fund; Warburg Pincus International Growth Fund; Warburg Pincus International Small Company Fund; Warburg Pincus Japan Small Company Fund; Warburg Pincus Japan Growth Fund; Warburg Pincus Long-Short Equity Fund; Warburg Pincus Long-Short Market Neutral Fund; Warburg Pincus Major Foreign Markets Fund; Warburg Pincus Municipal Bond Fund; Warburg Pincus New York Intermediate Municipal Fund; Warburg Pincus New York Tax Exempt Fund; Warburg Pincus Post-Venture Capital Fund; Warburg Pincus Select Economic Value Equity Fund; Warburg Pincus Small Company Growth Fund; Warburg Pincus Small Company Value Fund; Warburg Pincus Strategic Global Fixed Income Fund; Warburg Pincus Trust; Warburg Pincus U.S. Core Equity Fund; Warburg Pincus U.S. Core Fixed Income Fund; Warburg Pincus WorldPerks Money Market Fund; and Warburg Pincus WorldPerks Tax Free Money Market Fund.


                  (b) For information relating to each director and officer of Counsellors Securities, reference is made to Form BD (SEC File No. 15-654) filed by Counsellors Securities under the Securities Exchange Act of 1934.

                  (c) None.

Item 28.          Location of Accounts and Records

                  (1)      Warburg, Pincus Trust II
                           466 Lexington Avenue
                           New York, New York  10017-3147
                           (Registrant's Agreement and Declaration of Trust, By-laws and minute books)

                  (2)      Warburg Pincus Asset Management, Inc.
                           466 Lexington Avenue
                           New York, New York 10017-3147
                           (records relating to its functions as investment adviser)

                  (3)      Counsellors Funds Service, Inc.
                           466 Lexington Avenue
                           New York, New York  10017-3147
                           (records relating to its functions as co-administrator)

                  (4)      PFPC Inc.
                           400 Bellevue Parkway
                           Wilmington, Delaware  19809
                           (records relating to its functions as co-administrator)

                  (5)      Counsellors Securities Inc.
                           466 Lexington Avenue
                           New York, New York 10017-3147
                           (records relating to its functions as distributor)

                  (6)      State Street Bank and Trust Company
                           225 Franklin Street
                           Boston, Massachusetts  02110
                           (records relating to its functions as custodian, shareholder servicing agent, transfer agent and dividend disbursing agent)

                  (7)      Boston Financial Data Services, Inc.
                           2 Heritage Drive
                           North Quincy, Massachusetts 02171
                           (records relating to its functions as shareholder servicing agent, transfer agent and dividend disbursing agent)


                  (8)      PFPC Trust Company
                           Mutual Fund Custody Services
                           200 Stevens Drive
                           Suite 440
                           Lester, Pennsylvania 19113
                           (records relating to its functions as custodian)


Item 29.          Management Services

                  Not applicable.

Item 30.          Undertakings

                  Not applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended, the Registrant certifies that it meets all of the requirements for effectiveness of this Amendment to the Registration Statement pursuant to Rule 485(b) under the Securities Act of 1933, as amended, and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and the State of New York, on the 28th day of April, 1999.


                                    WARBURG, PINCUS TRUST II

                                    By:/s/Eugene L. Podsiadlo
                                       ----------------------------------------
                                       Eugene L. Podsiadlo
                                       President

         Pursuant to the requirements of the Securities Act, this Amendment has been signed below by the following persons in the capacities and on the date indicated:


Signature                                    Title                                    Date
---------                                    -----                                    ----
/s/John L. Furth                            Chairman of the                      April 28, 1999
----------------------------------          Board of Trustees
   John L. Furth

/s/Eugene L. Podsiadlo                      President                            April 28, 1999
----------------------------------
   Eugene L. Podsiadlo

/s/Howard Conroy                            Vice President and                   April 28, 1999
----------------------------------          Chief Financial
   Howard Conroy                            Officer

/s/Daniel S. Madden                         Treasurer and                        April 28, 1999
----------------------------------          Chief Accounting
   Daniel S. Madden                         Officer

/s/Richard N. Cooper                        Trustee                              April 28, 1999
----------------------------------
   Richard N. Cooper

/s/Jack W. Fritz                            Trustee                              April 28, 1999
----------------------------------
   Jack W. Fritz

/s/Jeffrey E. Garten                        Trustee                              April 28, 1999
----------------------------------
   Jeffrey E. Garten

/s/Thomas A. Melfe                          Trustee                              April 28, 1999
----------------------------------
   Thomas A. Melfe

/s/Arnold M. Reichman                       Trustee                              April 28, 1999
----------------------------------
   Arnold M. Reichman

/s/Alexander B. Trowbridge                  Trustee                              April 28, 1999
----------------------------------
   Alexander B. Trowbridge

                                INDEX TO EXHIBITS


Exhibit No.                Description of Exhibit
-----------                ----------------------
i(a)                       Opinion and Consent of Willkie Farr & Gallagher,
                           counsel to the Trust.

j                          Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

n                          Financial Data Schedules.

April 28, 1999




Warburg, Pincus Trust II
466 Lexington Avenue
New York, New York 10017-3147

Re:      Post-Effective Amendment No. 4 to Registration Statement
         (Securities Act File No. 333-19175; Investment Company Act File No. 811-07999) (the "Registration Statement")

Ladies and Gentlemen:

You have requested us, as counsel to Warburg, Pincus Trust II (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, to furnish you with this opinion in connection with the Trust's filing of Post-Effective Amendment No. 4 to its Registration Statement on Form N-1A (the "Amendment").

We have examined copies of the Trust's Declaration of Trust, (the
"Declaration"), the Trust's By-Laws, as amended (the "By-Laws"), and the Amendment. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

Based upon the foregoing, we are of the opinion that the Shares, when duly sold, issued and paid for in accordance with the terms of the Declaration, the Trust's By-Laws and the Prospectuses and Statement of Additional Information ("SAI") included as part of the Amendment, will be validly issued and will be fully paid and non-assessable shares of beneficial interest of the Trust, except that, as set forth in the Amendment, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Amendment, to the reference to our name under the heading "Independent Accountants and Counsel" in the "SAI" included as part of the Amendment, and to the filing of this opinion as an

Warburg, Pincus Trust II
April  , 1999
Page 2

exhibit to any application made by or on behalf of the Trust or any distributor or dealer in connection with the registration or qualification of the Trust or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions.

Very truly yours,

/s/Willkie Farr & Gallagher